UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 18, 2025, the Audit Committee of the Board of Directors of Ispire Technology Inc. (the “Company”) approved the dismissal of CBIZ CPAs P.C. (“CBIZ CPAs”), the Company’s independent registered public accounting firm, effective immediately, and approved the appointment of Marcum Asia CPAs LLP (“Marcum Asia”) as the Company’s independent registered public account firm for the fiscal year ending June 30, 2025, effective immediately. As of the date of dismissal, CBIZ CPAs had not provided a report regarding the Company’s financial statements.

During the interim period from December 17, 2024, the date CBIZ CPAs was appointed, to February 18, 2025, the date of dismissal, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused CBIZ CPAs to make reference to such disagreement in its report or (b) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that there were material weaknesses in the Company’s internal control over financial reporting reported by the Company on its Quarterly Report on Form 10-Q for the period ended December 31, 2024 related to (i) the lack of controls to enable the Company to record assets acquired from a controlling stockholder in accordance with GAAP, (ii) the lack of controls to enable the Company to evaluate significant estimates, including (x) the sufficiency of inventory reserve for slow-moving inventories and (y) the credit loss history and use it to evaluate the sufficiency of credit loss reserve for accounts receivable under Accounting Standards Update 2016-13 “Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments,” (iii) the lack of comprehensive accounting policies and procedures manual in accordance with U.S. GAAP and U.S. Securities and Exchange Commission (“SEC”) reporting, including IT general controls, and a financial risk assessment to evaluate controls, and (iv) the lack of a sufficient complement of personnel with appropriate technical expertise to evaluate complex accounting matters.

During the fiscal years ended June 30, 2024 and 2023, and the subsequent interim period through February 18, 2025, the Company did not consult with Marcum Asia regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Marcum Asia on the Company’s financial statements, and Marcum Asia did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Company provided CBIZ CPAs with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that CBIZ CPAs furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statement and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated February 21, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
16.1	Letter from CBIZ CPAs P.C. dated February 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: February 21, 2025

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